EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-203785) of Digirad Corporation,

(2)	Registration Statement (Form S-3 No. 333-201554) of Digirad Corporation,

(3)	Registration Statement (Form S-8 No. 333-196562) pertaining to the 2014 Equity Incentive Award Plan of Digirad Corporation,

(4)	Registration Statement (Form S-8 No. 333-175986) pertaining to the 2011 Inducement Stock Incentive Plan of Digirad Corporation,

(5)	Registration Statement (Form S-8 No. 333-129609) pertaining to the 2005 Inducement Stock Incentive Plan of Digirad Corporation, and

(6)
Registration Statement (Form S-8 No. 333-116345) pertaining to the 1991 Stock Option Program, the 1997 Stock Option/Stock Issuance Plan, the 1998 Stock Option/Stock Issuance Plan and the 2004 Stock Incentive Plan of Digirad Corporation;

of our report dated March 6, 2015 with respect to the consolidated financial statements of Digirad Corporation included in this Annual Report (Form 10-K) of Digirad Corporation for the year ended December 31, 2016.

/s/ Ernst & Young LLP
San Diego, California
February 28, 2017